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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE CHILDREN'S PLACE RETAIL STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 EXPLANATORY NOTE

The Registrant's definitive proxy statement filed with the Securities and Exchange Commission on June 16, 2009 (the "Proxy Statement") is hereby amended to provide updated biographical information for Sally Frame Kasaks on pages 11 and I-1. On June 17, 2009, the Company became aware that Ms. Kasaks was resigning as Chairman and CEO of Pacific Sunwear of California, Inc. ("Pacific Sunwear"), effective as of June 29, 2009. This Supplement modifies and supersedes our Proxy Statement solely with respect to the subjects discussed.

Sally Frame Kasaks Biographical Information—page 11 of the Proxy Statement

The biography for Ms. Kasaks appearing on page 11 of the Proxy Statement is hereby deleted and replaced with the following:

Ms. Kasaks has served as a director of our company since 2000, as lead director since August 2005 and as acting Chair since January 2007. Ms. Kasaks is currently a director and employee of Pacific Sunwear of California, Inc. Until June 2009, Ms. Kasaks served as Chair and Chief Executive Officer of Pacific Sunwear, a position she assumed in May 2007 after having served as interim Chief Executive Officer of the company since October 2006. From 1997 to May 2007, Ms. Kasaks served as a retail and marketing business consultant to a number of retailers through ISTA Incorporated. From 1983 to 1985 and again from 1992 to 1996, Ms. Kasaks served as the Chief Executive Officer of Ann Taylor Stores, Inc. Ms. Kasaks has also served as Chief Executive Officer of both Abercrombie & Fitch and Talbots, Inc. During her career, Ms. Kasaks has served as a director to numerous companies, including Coach, Inc., Tuesday Morning, Inc., The White House, Inc., Cortefiel S.A and Crane & Co., Inc. In addition, Ms. Kasaks has served as Advisor to the board of the Army Air Force Exchange Service (AAFES).

Sally Frame Kasaks Participant Information—page I-1 of the Proxy Statement

The information concerning Ms. Kasaks current employment on Page I-1 of the Proxy Statement is hereby deleted and replaced with the following:

Sally Frame Kasaks Acting Chair of the Board, Lead Director	Employee, Pacific Sunwear of California, Inc.	Pacific Sunwear of California, Inc., 3450 E. Miraloma Avenue Anaheim, CA 92806

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EXPLANATORY NOTE
  Sally Frame Kasaks Biographical Information—page 11 of the Proxy Statement
  Sally Frame Kasaks Participant Information—page I-1 of the Proxy Statement